Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. CHIEF INFORMATION OFFICER RETIRES, SUCCESSOR NAMED

ATLANTA, GEORGIA, April 6, 2021: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, announced that after 12 years of service, Chief Information Officer (CIO) Lee W. Crump has retired.

Gary W. Rollins, Chairman and Chief Executive Officer, stated, “It is with mixed emotions that I announce Lee Crump’s retirement from Rollins, Inc. Throughout his career at Rollins, Lee has helped guide our company through many noteworthy IT advancements. However, his legacy of building a great team and developing them to not only improve our organization’s performance today, but far into the future, is his most important accomplishment.”

In preparation for Crump’s retirement, the company has spent the last six months working to ensure a seamless transition to Thomas D. Tesh, our new Chief Information Officer. Tesh served as the Vice President of Information Technology (IT) for Rollins from 2012 to 2020, responsible for Application Development, Business Intelligence, Mobility, Program Management, IT Training and Communications, Support Desk, Desktop Support, Telecom, and IT Continuous Improvement. He is also a member of the Georgia CIO Association and the Project Management Institute (PMI).

“I am very proud of all that we accomplished while I was CIO, but prouder still of Thomas Tesh and the rest of the IT team that remains at Rollins. They will ensure the company stays on top!” affirmed Crump.

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  The actual results of the Company could differ materially from those indicated because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company’s operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company's pest and termite process, and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company's ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; the results of the SEC’s investigation of the Company; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated. A more detailed discussion of potential risks facing the Company can be found in the Company's Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2020.